SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 14, 2001


                          INTERNATIONAL FIBERCOM, INC.
             (Exact name of registrant as specified in its charter)


                                     Arizona
                 (State or other jurisdiction of incorporation)


      001-13278                                           86-0271282
(Commission File Number)                    (IRS Employer Identification Number)


          3410 East University Drive, Suite 180, Phoenix Arizona 85034
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (602) 387-4000


                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

International FiberCom, Inc. filed a press release dated June 22, 2001 announcing that it has entered into an amended and restated credit agreement with its lenders in connection with its $100 million revolving line of credit.

Under this new agreement, the company renegotiated certain financial ratios and required balances under the original credit agreement in order to bring it in compliance and to be consistent with its current and anticipated level of operations during the term of the facility, which runs through March 31, 2003. The interest rate increased 125 basis points under the amended facility.

Additionally, the company completed the private placement of $10 million of Series D Convertible Preferred Stock to Crescent International Ltd., an investment company managed by GreenLight (Switzerland) SA, and warrants exercisable to purchase 509,554 shares of common stock at a price of $5.89 per share for a five-year term. The Series D Preferred is convertible into common stock at the lower of $5 per share or the average of the five lowest consecutive closing prices of the common stock for the 22 days preceding the conversion date. The Series D Preferred stockholders are entitled to vote on all matters to be voted upon by the holders of Common Stock. The Company may redeem the Series D Preferred Stock upon 30 days notice at a price of 130% of the original purchase price. No dividends are paid to the Series D Preferred stockholders unless the Company fails to deliver certificates for common shares upon conversion of the Series D Preferred shares.

Crescent also agreed to purchase up to $10 million of common stock of the company in increments of between $200,000 and $2.5 million at the discretion of the company during the 18-month commitment period. The purchase price of the common stock under this commitment will be equal to the average of the three lowest consecutive closing prices during the 22 days preceding the sale. The company agreed to provide registration rights to Crescent in connection with the placement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Exhibit Description                                Filed Herewith
-----------    -------------------                                --------------

3.1            Statement Pursuant to Section 10-602                      X

10.1           Stock Purchase  Agreement by  and between Crescent        X
               International  Ltd.  and  International  FiberCom,
               Inc. dated as of June 18, 2001

10.2           Registration  Rights Agreement dated June 18, 2001        X
               between International  FiberCom, Inc. and Crescent
               International Ltd.

10.3           Incentive  Warrant  dated June 20,  2001 issued to        X
               Crescent International Ltd.

10.4           Amended and Restated Credit Agreement  dated as of        X
               June 14, 2001

99.1           Press Release dated June 22, 2001                         X

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2001                     INTERNATIONAL FIBERCOM, INC.


                                         /s/ Joseph P. Kealy
                                         ---------------------------------------
                                         Joseph P. Kealy
                                         President and Chief Executive Officer

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